Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited

December 31, 2011

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS 2011 RESULTS; AFFIRMS 2012 GUIDANCE

COLUMBIA, MD February 9, 2012 — Corporate Office Properties Trust (COPT) (NYSE: OFC), an office real estate investment trust (REIT) that focuses primarily on serving the specialized requirements of U.S. Government and Defense Information Technology tenants, announced financial and operating results for the fourth quarter and full year ended December 31, 2011.

“The on-going difficult operating environment, caused by the weak economic recovery and uncertainty surrounding federal budget cuts, made 2011 a challenging year for COPT,” stated Randall M. Griffin, Chief Executive Officer of Corporate Office Properties Trust. “During the year, we leased a total of 3.85 million square feet, of which 544,000 square feet was at development and redevelopment properties,” he stated.

Results:

For the fourth quarter ended December 31, 2011 — Diluted earnings per share (EPS) loss was ($1.21) for the quarter ended December 31, 2011 as compared to EPS of $0.18 in the fourth quarter of 2010. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.56 for the fourth quarter ended December 31, 2011, which represented a 20% decrease from the $0.70 reported for the fourth quarter of 2010. Adjustments for comparability encompass items such as acquisition costs, impairments on non-operating properties, losses on early extinguishment of debt and derivative losses. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT’s definition, FFOPS for the fourth quarter of 2011 was ($0.30) versus $0.69 reported in the fourth quarter of 2010.

For the year ended December 31, 2011 — EPS loss was ($1.94) for the year ended December 31, 2011 as compared to EPS of $0.43 for 2010. FFOPS for the full year 2011, as adjusted for comparability, was $2.17, which represented an 8% decrease from the $2.36 reported in 2010. Per NAREIT’s definition, FFOPS for 2011 was $0.76 as compared to $2.30 for the full year 2010.

Operating Performance:

Portfolio Summary — At December 31, 2011, the Company’s consolidated portfolio of 238 operating office properties totaled 20.5 million square feet. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $26.59 per square foot. The Company’s consolidated portfolio was 86.2% occupied and 88.2% leased as of December 31, 2011. During the fourth quarter of 2011, the Company placed four unstabilized buildings into service that previously were under construction or redevelopment and which were only 15% occupied and 37% leased at year-end.

Same Office Performance — The Company’s same office portfolio excludes properties identified for eventual sale as part of the Company’s Strategic Reallocation Plan. For the year ended December 31, 2011, COPT’s same office portfolio represents 72% of the rentable square feet of the portfolio and consists of 160 properties. The Company’s same office portfolio occupancy was 89.9% at year end 2011, down 20 basis points from the end of the third quarter 2011.

For the quarter and year ended December 31, 2011, the Company’s same office property cash NOI, excluding gross lease termination fees, decreased 1.6% and 1.9%, respectively, as compared to the quarter and year ended 2010. Including gross lease termination fees, same office property cash NOI for the quarter and year ended December 31, 2011 decreased 3.2% and 2.6%, respectively, over the same periods in 2010.

Leasing — COPT completed a total of 729,000 and 3.85 million square feet of leasing, respectively, for the quarter and year ended December 31, 2011. During these same periods, the Company’s respective renewal rates were 64% and 75%. For the quarter and year ended December 31, 2011, total rent on renewed space increased 8.1% and 5.7%, respectively, as measured from the straight-line rent in effect preceding the renewal date; on a cash basis, renewal rents were flat in the fourth quarter of 2011 and decreased 3.0% for the year versus 2010.

Investment Activity for the year ended December 31, 2011:

Construction — At December 31, 2011, the Company had six properties totaling 789,000 square feet under construction for a total projected cost of $196.2 million, of which $126.3 million had been incurred.

Acquisitions — During 2011, the Company acquired one building located at 310 The Bridge Street in Cummings Research Park in Huntsville, Alabama, with 138,000 square feet for $33.4 million.

Dispositions — In 2011, as part of the Company’s Strategic Reallocation Plan, COPT sold 23 buildings aggregating 894,000 square feet for $76.7 million.

Capital Transactions in 2011:

In May, the Company completed a public offering of 4.6 million newly issued common shares. The offering generated net proceeds, before offering expenses, of approximately $145.7 million.

During August, the Company entered into a credit agreement providing for an unsecured revolving credit facility of $1 billion that matures on September 1, 2014, and may be extended by one year. Also during 2011, the Company entered into a $400 million unsecured term loan agreement, which matures on September 1, 2015, and may be extended by one year.

With the proceeds from the new revolving credit facility and term loan, the Company repaid and extinguished its previously existing $800 million revolving credit facility, its $225 million Revolving Construction Facility, and two variable rate secured loans totaling $270.3 million. In addition, the Company used proceeds from these transactions to complete the repurchase of $162.5 million aggregate principal amount of its remaining 3.50% Exchangeable Senior Notes due 2026.

Balance Sheet and Financial Flexibility:

As of December 31, 2011, the Company had a total market capitalization of $4.3 billion, with $2.4 billion in debt outstanding, equating to a 56.8% debt-to-total market capitalization ratio. Also, the Company’s weighted average interest rate was 4.3% for the quarter ended December 31, 2011 and 80% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

For the fourth quarter 2011, the Company’s adjusted EBITDA to interest expense coverage ratio was 3.30x, and the adjusted EBITDA fixed charge coverage ratio was 2.79x. Adjusting for construction in progress, the Company’s adjusted debt-to-adjusted EBITDA ratio was 6.67x for the three months ended December 31, 2011.

2012 FFO Guidance:

Management is affirming its previously issued guidance for 2012 FFOPS of between $2.02 and $2.18, and is initiating first quarter 2012 FFOPS guidance of $0.49-$0.51. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending March 31, 2012 and the year ending December 31, 2012 is provided, as follows:

	Quarter Ending		Year Ending
	March 31, 2012		December 31, 2012
	Low	High	Low	High
FFOPS	$0.49	$0.51	$2.02	$2.18
Real estate depreciation and amortization	(0.45)	(0.45)	(1.75)	(1.75)

EPS	$0.04	$0.06	$0.27	$0.43

Conference Call Information:

Management will discuss fourth quarter and full year 2011 earnings results, as well as its 2012 guidance, on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Conference Call Date:	Thursday, February 9, 2012

Time:	11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)	888-679-8033

Telephone Number: (outside the U.S.)	617-213-4846

Passcode:	74128254

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PVEJ63YG9

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, February 9 at 2:00 p.m. Eastern Time through Thursday, February 23 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 81352459. To access the replay outside the United States, please call 617-801-6888 and use passcode 81352459.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:

Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information:

COPT is an office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of December 31, 2011, the Company’s consolidated portfolio consisted of 238 office properties totaling 20.5 million rentable square feet. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      governmental actions and initiatives, including risks associated with the impact of a government shutdown, budgetary reductions or impasses, such as a reduction in rental revenues,  non-renewal of leases, and/or a curtailment of demand for additional space by strategic tenants;

•      the Company’s ability to sell properties included in its Strategic Reallocation Plan;

•      the Company’s ability to borrow on  favorable terms;

•      risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      changes in the Company’s plans or views of market economic conditions or failure to obtain development rights, either of which  could result in recognition of impairment losses;

•      the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•      the dilutive effect of issuing additional common shares; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Reconciliations:

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables, below:

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues
Real estate revenues	$122,511	$116,558	$472,496	$432,923
Construction contract and other service revenues	16,491	27,637	84,345	104,675
Total revenues	139,002	144,195	556,841	537,598
Expenses
Property operating expenses	49,065	44,735	186,833	169,325
Depreciation and amortization associated with real estate operations	32,444	32,678	127,444	113,234
Construction contract and other service expenses	15,941	27,154	81,639	102,302
Impairment losses	77,373	—	127,765	—
General and administrative expenses	6,592	6,103	25,843	24,008
Business development expenses	1,069	691	3,195	4,197
Total operating expenses	182,484	111,361	552,719	413,066
Operating (loss) income	(43,482)	32,834	4,122	124,532
Interest expense	(24,248)	(26,121)	(101,281)	(98,748)
Interest and other income	1,921	7,626	5,603	9,568
Loss on interest rate derivatives	(29,805)	—	(29,805)	—
Loss on early extinguishment of debt	(3)	—	(1,683)	—
(Loss) income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	(95,617)	14,339	(123,044)	35,352
Equity in (loss) income of unconsolidated entities	(108)	1,005	(331)	1,376
Income tax benefit (expense)	4,636	(33)	10,679	(108)
(Loss) income from continuing operations	(91,089)	15,311	(112,696)	36,620
Discontinued operations	3,870	1,441	(14,343)	6,055
(Loss) income before gain on sales of real estate	(87,219)	16,752	(127,039)	42,675
Gain on sales of real estate, net of income taxes	4	—	2,721	2,829
Net (loss) income	(87,215)	16,752	(124,318)	45,504
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	5,153	(862)	8,341	(2,116)
Preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
Other consolidated entities	—	(201)	(1,038)	32
Net (loss) income attributable to COPT	(82,227)	15,524	(117,675)	42,760
Preferred share dividends	(4,026)	(4,026)	(16,102)	(16,102)
Net (loss) income attributable to COPT common shareholders	$(86,253)	$11,498	$(133,777)	$26,658

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(86,253)	$11,498	$(133,777)	$26,658
Amount allocable to restricted shares	(256)	(264)	(1,037)	(1,071)
Numerator for diluted EPS	$(86,509)	$11,234	$(134,814)	$25,587

Denominator:
Weighted average common shares - basic	71,351	63,404	69,382	59,611
Dilutive effect of common units in the Operating Partnership	—	—	—	—
Dilutive effect of share-based compensation awards	—	236	—	333
Weighted average common shares - diluted	71,351	63,640	69,382	59,944

Diluted EPS	$(1.21)	$0.18	$(1.94)	$0.43

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Net (loss) income	$(87,215)	$16,752	$(124,318)	$45,504
Real estate-related depreciation and amortization	33,030	35,347	134,131	123,243
Impairment losses on previously depreciated operating properties	39,481	—	70,512	—
Depreciation and amortization on unconsolidated real estate entities	142	119	492	631
Gain on sales of previously depreciated operating properties, net of income taxes	(3,362)	4	(4,811)	(1,077)
Funds from operations (“FFO”)	(17,924)	52,222	76,006	168,301
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
Noncontrolling interests - other consolidated entities	—	(201)	(1,038)	32
Preferred share dividends	(4,026)	(4,026)	(16,102)	(16,102)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(283)	(157)	(849)	(1,402)
Basic and diluted FFO allocable to restricted shares	(255)	(446)	(1,037)	(1,524)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	(22,653)	47,227	56,320	148,645
Operating property acquisition costs	4	470	156	3,424
Impairment losses on non-operating properties	39,193	—	80,509	—
Income tax benefit from impairment losses on non-operating properties	(4,146)	—	(8,744)	—
Loss on interest rate derivatives	29,805	—	29,805	—
Loss on early extinguishment of debt on continuing and discontinued operations	3	—	2,023	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	42,206	47,697	160,069	152,069
Straight line rent adjustments	(2,144)	(2,047)	(8,669)	(4,599)
Amortization of acquisition intangibles included in net operating income	249	(231)	849	(691)
Share-based compensation, net of amounts capitalized	3,764	2,638	11,920	10,055
Amortization of deferred financing costs	1,506	1,696	6,596	5,871
Amortization of net debt discounts, net of amounts capitalized	634	1,202	4,680	4,974
Amortization of settled debt hedges	15	15	62	62
Recurring capital expenditures on properties not in disposition plans	(12,550)	(15,960)	(39,510)	(39,407)
Diluted adjusted funds from operations available to common share and common unit holders, excluding recurring capital expenditures on properties in disposition plans	$33,680	$35,010	$135,997	$128,334
Recurring capital expenditures on properties in disposition plans	(8,834)	—	(22,730)	—
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$24,846	$35,010	$113,267	$128,334

Weighted average shares
Weighted average common shares	71,351	63,404	69,382	59,611
Conversion of weighted average common units	4,308	4,412	4,355	4,608
Weighted average common shares/units - basic FFO per share	75,659	67,816	73,737	64,219
Dilutive effect of share-based compensation awards	29	236	111	333
Weighted average common shares/units - diluted FFO per share	75,688	68,052	73,848	64,552

Diluted FFO per share	$(0.30)	$0.69	$0.76	$2.30
Diluted FFO per share, as adjusted for comparability	$0.56	$0.70	$2.17	$2.36
Dividends/distributions per common share/unit	$0.4125	$0.4125	$1.65	$1.61
Payout ratios
Diluted FFO, as adjusted for comparability	74.6%	61.7%	77.4%	69.6%
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	93.4%	84.0%	91.1%	82.4%
Adjusted EBITDA interest coverage ratio	3.30x	3.32x	3.08x	3.00x
Adjusted EBITDA fixed charge coverage ratio	2.79x	2.83x	2.61x	2.53x
Debt to Adjusted EBITDA ratio (1)	8.07x	7.29x	8.46x	8.49x
Adjusted debt to Adjusted EBITDA ratio (2)	6.67x	6.08x	6.99x	7.08x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	71,351	63,640	69,382	59,944
Weighted average common units	4,308	4,412	4,355	4,608
Anti-dilutive EPS effect of share-based compensation awards	29	—	111	—
Denominator for diluted FFO per share	75,688	68,052	73,848	64,552

(1) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(2) Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	December 31,	December 31,
	2011	2010
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,352,975	$3,445,455
Total assets	3,867,524	3,844,517
Debt, net	2,426,303	2,323,681
Total liabilities	2,649,459	2,521,379
Beneficiaries’ equity	1,218,065	1,323,138

Debt to undepreciated book value of real estate assets	58.7%	57.2%
Debt to total market capitalization	56.8%	46.1%

Property Data (office properties) (as of period end)
Number of operating properties owned	238	256
Total net rentable square feet owned (in thousands)	20,514	20,432
Occupancy	86.2%	87.6%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,867,524	$3,844,517
Assets other than assets included in properties, net and assets held for sale	(397,933)	(399,062)
Accumulated depreciation on real estate assets	559,679	503,032
Accumulated depreciation included in assets held for sale	18,037	—
Intangible assets on real estate acquisitions, net	89,120	113,735
Non real estate assets included in assets held for sale	(6,523)	—
Denominator for debt to undepreciated book value of real estate assets	$4,129,904	$4,062,222

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures

Properties not in disposition plans
Total tenant improvements and incentives on operating properties	$10,036	$8,761	$30,756	$25,251
Total capital improvements on operating properties	4,519	6,879	9,840	10,990
Total leasing costs on operating properties	1,448	4,573	10,474	9,265
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,371)	(3,003)	(6,264)	(4,283)
Less: Nonrecurring capital improvements on operating properties	(2,106)	(1,342)	(4,294)	(1,866)
Less: Nonrecurring leasing costs for operating properties	(5)	10	(1,098)	(59)
Add: Recurring capital expenditures on operating properties held through joint ventures	29	82	96	109
Recurring capital expenditures on properties not in disposition plans	$12,550	$15,960	$39,510	$39,407

Properties in disposition plans
Total tenant improvements and incentives on operating properties	$7,648	$—	$18,396	$—
Total capital improvements on operating properties	2,256	—	6,731	—
Total leasing costs on operating properties	145	—	1,466	—
Less: Nonrecurring tenant improvements and incentives on operating properties	(244)	—	(500)	—
Less: Nonrecurring capital improvements on operating properties	(1,162)	—	(3,450)	—
Less: Nonrecurring leasing costs for operating properties	191	—	87	—
Recurring capital expenditures on properties in disposition plans	$8,834	$—	$22,730	$—

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$29,693	$27,597	$116,717	$98,510
Common unit distributions	1,775	1,816	7,173	7,266
Dividends and distributions for payout ratios	$31,468	$29,413	$123,890	$105,776

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$(17,924)	$52,222	$76,006	$168,301
Impairment losses on non-operating properties, net of associated tax benefit	35,047	—	71,765	—
Operating property acquisition costs	4	470	156	3,424
Loss on interest rate derivatives	29,805	—	29,805	—
Loss on early extinguishment of debt on continuing and discontinued operations	3	—	2,023	—
FFO, as adjusted for comparability	$46,935	$52,692	$179,755	$171,725

Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net (loss) income	$(87,215)	$16,752	$(124,318)	$45,504
Interest expense on continuing operations	24,248	26,121	101,281	98,748
Interest expense on discontinued operations	666	757	3,020	3,380
Income tax (benefit) expense	(4,636)	33	(10,679)	119
Real estate-related depreciation and amortization	33,030	35,347	134,131	123,243
Depreciation of furniture, fixtures and equipment	601	642	2,463	2,576
Impairment losses	78,674	—	151,021	—
Loss on interest rate derivatives	29,805	—	29,805	—
Adjusted EBITDA	$75,173	$79,652	$286,724	$273,570

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$24,248	$26,121	$101,281	$98,748
Interest expense from discontinued operations	666	757	3,020	3,380
Less: Amortization of deferred financing costs	(1,506)	(1,696)	(6,596)	(5,871)
Less: Amortization of net debt discount, net of amounts capitalized	(634)	(1,202)	(4,680)	(4,974)
Denominator for interest coverage-Adjusted EBITDA	22,774	23,980	93,025	91,283
Preferred share dividends	4,026	4,026	16,102	16,102
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$26,965	$28,171	$109,787	$108,045

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$57,236	$58,414	$226,396	$230,854
Less: Straight-line rent adjustments	(1,682)	(946)	(3,885)	(2,022)
Less: Amortization of deferred market rental revenue	(132)	(237)	(621)	(1,051)
Add: Amortization of above-market cost arrangements	329	337	1,316	1,348
Same office property cash net operating income	$55,751	$57,568	$223,206	$229,129
Less: Lease termination fees, gross	(48)	(939)	(361)	(2,077)
Same office property cash net operating income, excluding gross lease termination fees	$55,703	$56,629	$222,845	$227,052

Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,426,303	$2,323,681
Less: Properties under construction and development, excluding associated land costs	(409,086)	(386,195)
Less: Properties under construction and development on assets held for sale, excluding associated land costs	(12,277)	—
Denominator for adjusted debt to Adjusted EBITDA ratio	$2,004,940	$1,937,486

Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of December 31, 2011, COPT derived 60% of its annualized rental revenue from properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and 83% of the Company’s square footage was located in the Greater Washington/Baltimore region. At December 31, 2011, COPT’s operating portfolio of 238 office properties encompassed 20.5 million square feet and was 88.2% leased. As of the same date, COPT also owned one wholesale data center that was 17% leased.

Corporate Strategy — Through acquisitions and development activities, COPT has assembled a portfolio of Class-A office parks located adjacent to knowledge-based defense installations (rather than weapons production-oriented bases) that are executing programs deemed critical to the nation’s current and future security. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Randall M. Griffin, CEO	Stephanie M. Krewson, VP of IR
Roger A. Waesche, Jr., President	443-285-5453, stephanie.krewson@copt.com
Stephen E. Budorick, EVP & COO
Wayne H. Lingafelter, EVP, Development	Michelle Layne, IR Specialist
& Construction	443-285-5452, michelle.layne@copt.com
Stephen E. Riffee, EVP & CFO

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability; adverse changes in the real estate markets including, among other things, increased competition with other companies; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; governmental actions and initiatives; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

Corporate Office Properties Trust

Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Michael Bilerman	212-816-1383	michael.bilerman@citi.com
Cowen and Company	James Sullivan	646-562-1380	james.sullivan@cowen.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Omotayo Okusanya	212 336-7076	tokusanya@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Keefe, Bruyette & Woods	Sheila McGrath	212-887-7793	smcgrath@kbw.com
KeyBanc Capital Markets	Jordan Sadler	917-368-2280	jsadler@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Dave Rodgers	440-715-2647	dave.rodgers@rbccm.com
Robert W. Baird & Co., Inc.	Chris Lucas	703-821-5780	crlucas@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust

Selected Financial Summary Data

(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

SUMMARY OF RESULTS

Same Office NOI	$57,236	$57,293	$57,512	$54,355	$58,414	$226,396	$230,854

NOI	$76,511	$76,417	$75,352	$71,536	$76,694	$299,816	$281,965

Adjusted EBITDA	$75,173	$69,288	$73,058	$69,205	$79,652	$286,724	$273,570

Net (loss) income attributable to COPT common shareholders	$(86,253)	$2,541	$(28,250)	$(21,815)	$11,498	$(133,777)	$26,658

FFO - per NAREIT	$(17,924)	$42,319	$37,038	$14,573	$52,222	$76,006	$168,301

FFO - as adjusted for comparability	$46,935	$44,391	$46,091	$42,338	$52,692	$179,755	$171,725

Basic and diluted FFO available to common share and common unit holders	$(22,653)	$37,029	$32,446	$9,498	$47,227	$56,320	$148,645

Diluted AFFO available to common share and common unit holders	$24,846	$33,300	$30,021	$25,100	$35,010	$113,267	$128,334

Per share - diluted:
EPS	$(1.21)	$0.03	$(0.42)	$(0.33)	$0.18	$(1.94)	$0.43
FFO - NAREIT	$(0.30)	$0.49	$0.44	$0.13	$0.69	$0.76	$2.30
FFO - as adjusted for comparability	$0.56	$0.52	$0.57	$0.52	$0.70	$2.17	$2.36

Dividend per common share	$0.4125	$0.4125	$0.4125	$0.4125	$0.4125	$1.6500	$1.6100

Payout ratios:
Diluted FFO - as adjusted for comparability	74.6%	80.5%	75.8%	79.2%	61.7%	77.4%	69.6%
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	93.4%	87.0%	90.7%	93.8%	84.0%	91.1%	82.4%

CAPITALIZATION
Debt, net	$2,426,303	$2,420,073	$2,299,416	$2,396,795	$2,323,681	—	—
Debt to Total Market Capitalization	56.8%	56.2%	47.0%	46.0%	46.1%	—	—
Debt to Undepreciated Book Value of Real Estate Assets	58.7%	57.6%	56.0%	58.4%	57.2%	—	—
Adjusted EBITDA fixed charge coverage ratio	2.8x	2.6x	2.6x	2.5x	2.8x	2.6x	2.5x
Adjusted Debt to Adjusted EBITDA ratio	6.7x	7.0x	6.4x	7.2x	6.1x	7.0x	7.1x

OTHER
Revenue from early termination of leases	$45	$103	$196	$146	$2,014	$490	$3,385
Capitalized interest costs	$4,294	$4,458	$4,308	$4,341	$4,520	$17,401	$16,525

Corporate Office Properties Trust

Selected Portfolio Data

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
# of Operating Office Properties
Wholly-owned	234	246	249	252	252
+ Consolidated JV	4	4	4	4	4
Consolidated properties	238	250	253	256	256

% Occupied
Wholly-owned	86.9%	88.0%	87.3%	87.0%	88.2%
+ Consolidated JV	56.6%	60.0%	58.9%	61.5%	61.5%
Consolidated properties	86.2%	87.4%	86.6%	86.4%	87.6%

% Leased
Wholly-owned	88.7%	89.8%	89.4%	89.2%	89.5%
+ Consolidated JV	67.3%	63.6%	60.1%	62.8%	62.7%
Consolidated properties	88.2%	89.2%	88.7%	88.6%	88.9%

Square Feet of Office Properties (in thousands)
Wholly-owned	20,072	20,205	20,244	20,183	19,990
+ Consolidated JV Square Footage	442	442	442	442	442
Consolidated Square Footage	20,514	20,647	20,686	20,625	20,432

Corporate Office Properties Trust

Quarterly Consolidated Balance Sheets

(dollars in thousands)

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Assets
Properties, net
Operating properties	$3,273,735	$3,325,609	$3,269,049	$3,345,921	$3,305,805
Less: accumulated depreciation	(559,679)	(553,306)	(527,616)	(526,825)	(503,032)
Projects in development or held for future development, including associated land costs (1)	638,919	696,914	656,321	649,675	642,682
Total properties, net	3,352,975	3,469,217	3,397,754	3,468,771	3,445,455

Assets held for sale	116,616	72,767	77,410	—	—
Cash and cash equivalents	5,559	11,504	11,703	12,606	10,102
Restricted cash and marketable securities	36,232	39,232	22,909	24,094	22,582
Accounts receivable, net	26,032	20,991	13,083	19,765	18,938
Deferred rent receivable	86,856	87,148	84,397	82,901	79,160
Intangible assets on real estate acquisitions, net	89,120	97,954	99,231	106,444	113,735
Deferred leasing and financing costs, net	66,515	70,791	60,164	60,479	60,649
Prepaid expenses and other assets	87,619	95,788	101,579	90,749	93,896
Total assets	$3,867,524	$3,965,392	$3,868,230	$3,865,809	$3,844,517

Liabilities and equity
Liabilities:
Debt, net	$2,426,303	$2,420,073	$2,299,416	$2,396,795	$2,323,681
Accounts payable and accrued expenses	96,425	114,834	115,154	103,043	99,699
Rents received in advance and security deposits	29,548	28,241	26,779	29,427	31,603
Dividends and distributions payable	35,038	35,029	35,021	33,048	32,986
Deferred revenue associated with operating leases	15,554	15,621	12,883	13,897	14,802
Distributions received in excess of investment in unconsolidated real estate joint venture	6,071	5,953	5,841	5,686	5,545
Interest rate derivatives	30,863	30,629	10,020	3,564	4,226
Other liabilities	9,657	7,389	9,744	8,691	8,837
Total liabilities	2,649,459	2,657,769	2,514,858	2,594,151	2,521,379

Commitments and contingencies	—	—	—	—	—

Equity:
COPT’s shareholders’ equity:
Preferred shares (aggregate liquidation preference of $216,333)	81	81	81	81	81
Common shares	720	720	719	671	669
Additional paid-in capital	1,668,645	1,663,850	1,657,536	1,511,638	1,511,844
Cumulative distributions in excess of net income	(532,288)	(416,342)	(389,195)	(331,313)	(281,794)
Accumulated other comprehensive loss	(1,733)	(28,618)	(9,624)	(3,197)	(4,163)
Total COPT’s shareholders’ equity	1,135,425	1,219,691	1,259,517	1,177,880	1,226,637
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	55,281	60,583	66,482	66,016	69,337
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,559	18,549	18,573	18,962	18,364
Total noncontrolling interests in subsidiaries	82,640	87,932	93,855	93,778	96,501
Total equity	1,218,065	1,307,623	1,353,372	1,271,658	1,323,138
Total liabilities and equity	$3,867,524	$3,965,392	$3,868,230	$3,865,809	$3,844,517

(1) Please refer to pages 21-25 for detail.

Corporate Office Properties Trust

Consolidated Statement of FFO

(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Net operating income
Real estate revenues	$127,456	$125,129	$120,806	$122,441	$123,713	$495,832	$461,728
Real estate property operating expenses	(50,945)	(48,712)	(45,454)	(50,905)	(47,019)	(196,016)	(179,763)
Net operating income	$76,511	$76,417	$75,352	$71,536	$76,694	$299,816	$281,965
General and administrative expenses	(6,592)	(6,154)	(6,320)	(6,777)	(6,103)	(25,843)	(24,008)
Business development expenses	(1,069)	(1,050)	(588)	(488)	(691)	(3,195)	(4,197)
Income from construction contracts and other service operations	550	558	1,188	410	483	2,706	2,373
Impairment losses on non-operating properties	(39,193)	—	(13,574)	(27,742)	—	(80,509)	—
Equity in (loss) income of unconsolidated entities	(108)	(159)	(94)	30	1,005	(331)	1,376
Depreciation and amortization on unconsolidated real estate entities	142	116	115	119	119	492	631
Interest and other income (loss)	1,921	(242)	2,756	1,168	7,626	5,603	9,568
Loss on early extinguishment of debt on continuing and discontinued operations	(3)	(1,995)	(25)	—	—	(2,023)	—
Loss on interest rate derivatives	(29,805)	—	—	—	—	(29,805)	—
Gain on sales of non-operating properties, net of income taxes	—	—	16	2,701	—	2,717	2,829
Total interest expense	(24,914)	(25,629)	(26,830)	(26,928)	(26,878)	(104,301)	(102,128)
Income tax benefit (expense)	4,636	457	5,042	544	(33)	10,679	(108)
FFO - per NAREIT	$(17,924)	$42,319	$37,038	$14,573	$52,222	$76,006	$168,301
Preferred share dividends	(4,026)	(4,025)	(4,026)	(4,025)	(4,026)	(16,102)	(16,102)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Noncontrolling interests - other consolidated entities	—	(561)	61	(538)	(201)	(1,038)	32
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(283)	(276)	(225)	(65)	(157)	(849)	(1,402)
Basic and diluted FFO allocable to restricted shares	(255)	(263)	(237)	(282)	(446)	(1,037)	(1,524)
Basic and diluted FFO available to common share and common unit holders	$(22,653)	$37,029	$32,446	$9,498	$47,227	$56,320	$148,645
Operating property acquisition costs	4	77	52	23	470	156	3,424
Impairment losses on non-operating properties, net of associated tax benefit	35,047	—	8,976	27,742	—	71,765	—
Loss on interest rate derivatives	29,805	—	—	—	—	29,805	—
Loss on early extinguishment of debt on continuing and discontinued operations	3	1,995	25	—	—	2,023	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$42,206	$39,101	$41,499	$37,263	$47,697	$160,069	$152,069

Net (loss) income	$(87,215)	$7,470	$(26,007)	$(18,566)	$16,752	$(124,318)	$45,504
Real estate-related depreciation and amortization	33,030	36,032	32,049	33,020	35,347	134,131	123,243
Impairment losses on previously depreciated operating properties	39,481	—	31,031	—	—	70,512	—
Gain on sales of previously depreciated operating properties, net of income taxes	(3,362)	(1,299)	(150)	—	4	(4,811)	(1,077)
Depreciation and amortization on unconsolidated real estate entities	142	116	115	119	119	492	631
FFO - per NAREIT	$(17,924)	$42,319	$37,038	$14,573	$52,222	$76,006	$168,301
Operating property acquisition costs	4	77	52	23	470	156	3,424
Impairment losses on non-operating properties, net of associated tax benefit	35,047	—	8,976	27,742	—	71,765	—
Loss on interest rate derivatives	29,805	—	—	—	—	29,805	—
Loss on early extinguishment of debt on continuing and discontinued operations	3	1,995	25	—	—	2,023	—
FFO- as adjusted for comparability	$46,935	$44,391	$46,091	$42,338	$52,692	$179,755	$171,725

Weighted Average Shares for period ended:
Common Shares Outstanding	71,351	71,312	68,446	66,340	63,404	69,382	59,611
Dilutive effect of share-based compensation awards	29	52	151	261	236	111	333
Common Units	4,308	4,336	4,382	4,396	4,412	4,355	4,608
Denominator for FFO per share - diluted	75,688	75,700	72,979	70,997	68,052	73,848	64,552

Denominator for diluted EPS	71,351	71,312	72,828	70,736	63,640	69,382	59,944
Anti-dilutive EPS effect of share-based compensation awards	29	52	151	261	—	111	—
Weighted average common units	4,308	4,336	—	—	4,412	4,355	4,608
Denominator for FFO per share - diluted	75,688	75,700	72,979	70,997	68,052	73,848	64,552

Corporate Office Properties Trust

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Revenues
Rental revenue	$98,300	$96,704	$95,521	$94,249	$94,314	$384,774	$353,229
Tenant recoveries and other real estate operations revenue	24,211	22,084	19,215	22,212	22,244	87,722	79,694
Construction contract and other service revenues	16,491	18,729	28,097	21,028	27,637	84,345	104,675
Total revenues	139,002	137,517	142,833	137,489	144,195	556,841	537,598

Expenses
Property operating expenses	49,065	46,580	43,374	47,814	44,735	186,833	169,325
Depreciation and amortization associated with real estate operations	32,444	34,801	30,156	30,043	32,678	127,444	113,234
Construction contract and other service expenses	15,941	18,171	26,909	20,618	27,154	81,639	102,302
Impairment losses	77,373	—	22,650	27,742	—	127,765	—
General and administrative expenses	6,592	6,154	6,320	6,777	6,103	25,843	24,008
Business development expenses	1,069	1,050	588	488	691	3,195	4,197
Total operating expenses	182,484	106,756	129,997	133,482	111,361	552,719	413,066

Operating (loss) income	(43,482)	30,761	12,836	4,007	32,834	4,122	124,532
Interest expense	(24,248)	(24,879)	(26,039)	(26,115)	(26,121)	(101,281)	(98,748)
Interest and other income (loss)	1,921	(242)	2,756	1,168	7,626	5,603	9,568
Loss on interest rate derivatives	(29,805)	—	—	—	—	(29,805)	—
Loss on early extinguishment of debt	(3)	(1,655)	(25)	—	—	(1,683)	—

(Loss) income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	(95,617)	3,985	(10,472)	(20,940)	14,339	(123,044)	35,352
Equity in (loss) income of unconsolidated entities	(108)	(159)	(94)	30	1,005	(331)	1,376
Income tax benefit (expense)	4,636	457	5,042	544	(33)	10,679	(108)
(Loss) income from continuing operations	(91,089)	4,283	(5,524)	(20,366)	15,311	(112,696)	36,620
Discontinued operations	3,870	3,187	(20,499)	(901)	1,441	(14,343)	6,055
(Loss) income before gain on sales of real estate	(87,219)	7,470	(26,023)	(21,267)	16,752	(127,039)	42,675
Gain on sales of real estate, net of income taxes	4	—	16	2,701	—	2,721	2,829
Net (loss) income	(87,215)	7,470	(26,007)	(18,566)	16,752	(124,318)	45,504
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	5,153	(178)	1,887	1,479	(862)	8,341	(2,116)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	—	(561)	61	(538)	(201)	(1,038)	32
Net (loss) income attributable to COPT	(82,227)	6,566	(24,224)	(17,790)	15,524	(117,675)	42,760
Preferred share dividends	(4,026)	(4,025)	(4,026)	(4,025)	(4,026)	(16,102)	(16,102)
Net (loss) income attributable to COPT common shareholders	$(86,253)	$2,541	$(28,250)	$(21,815)	$11,498	$(133,777)	$26,658

For diluted EPS computations:
Numerator for diluted EPS
Net (loss) income attributable to common shareholders	$(86,253)	$2,541	$(28,250)	$(21,815)	$11,498	$(133,777)	$26,658
Dilutive effect of common units in the Operating Partnership	—	—	(1,887)	(1,479)	—	—	—
Amount allocable to restricted shares	(256)	(262)	(237)	(282)	(264)	(1,037)	(1,071)
Numerator for diluted EPS	$(86,509)	$2,279	$(30,374)	$(23,576)	$11,234	$(134,814)	$25,587

Denominator:
Weighted average common shares - basic	71,351	71,312	68,446	66,340	63,404	69,382	59,611
Dilutive effect of common units in the Operating Partnership	—	—	4,382	4,396	—	—	—
Dilutive effect of share-based compensation awards	—	—	—	—	236	—	333
Weighted average common shares - diluted	71,351	71,312	72,828	70,736	63,640	69,382	59,944

Diluted EPS	$(1.21)	$0.03	$(0.42)	$(0.33)	$0.18	$(1.94)	$0.43

Corporate Office Properties Trust

Consolidated Reconciliation of AFFO

(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$42,206	$39,101	$41,499	$37,263	$47,697	$160,069	$152,069
Straight line rent adjustments	(2,144)	(2)	(2,611)	(3,912)	(2,047)	(8,669)	(4,599)
Amortization of acquisition intangibles included in NOI	249	212	227	161	(231)	849	(691)
Share-based compensation, net of amounts capitalized	3,764	2,759	2,638	2,759	2,638	11,920	10,055
Amortization of deferred financing costs	1,506	1,629	1,702	1,759	1,696	6,596	5,871
Amortization of net debt discounts, net of amounts capitalized	634	1,184	1,464	1,398	1,202	4,680	4,974
Amortization of settled debt hedges	15	16	15	16	15	62	62
Recurring capital expenditures on properties not in disposition plans	(12,550)	(8,710)	(10,274)	(7,976)	(15,960)	(39,510)	(39,407)
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	$33,680	$36,189	$34,660	$31,468	$35,010	$135,997	$128,334
Recurring capital expenditures on properties in disposition plans	(8,834)	(2,889)	(4,639)	(6,368)	—	(22,730)	—
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$24,846	$33,300	$30,021	$25,100	$35,010	$113,267	$128,334

Recurring capital expenditures on properties not in disposition plans
Total tenant improvements and incentives on operating properties	$10,036	$5,533	$7,752	$7,435	$8,761	$30,756	$25,251
Total capital improvements on operating properties	4,519	2,239	2,138	944	6,879	9,840	10,990
Total leasing costs for operating properties	1,448	3,933	2,492	2,601	4,573	10,474	9,265
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,371)	(1,816)	(866)	(2,211)	(3,003)	(6,264)	(4,283)
Less: Nonrecurring capital improvements on operating properties	(2,106)	(1,069)	(920)	(199)	(1,342)	(4,294)	(1,866)
Less: Nonrecurring leasing costs for operating properties	(5)	(130)	(347)	(616)	10	(1,098)	(59)
Add: Recurring capital expenditures on operating properties held through joint ventures	29	20	25	22	82	96	109
Recurring capital expenditures on properties not in disposition plans	$12,550	$8,710	$10,274	$7,976	$15,960	$39,510	$39,407

Recurring capital expenditures on properties in disposition plans
Total tenant improvements and incentives on operating properties	$7,648	$1,549	$3,364	$5,835	$—	$18,396	$—
Total capital improvements on operating properties	2,256	3,141	288	1,046	—	6,731	—
Total leasing costs for operating properties	145	290	896	135	—	1,466	—
Less: Nonrecurring tenant improvements and incentives on operating properties	(244)	(10)	(9)	(237)	—	(500)	—
Less: Nonrecurring capital improvements on operating properties	(1,162)	(1,977)	100	(411)	—	(3,450)	—
Less: Nonrecurring leasing costs for operating properties	191	(104)	—	—	—	87	—
Recurring capital expenditures on properties in disposition plans	$8,834	$2,889	$4,639	$6,368	$—	$22,730	$—

Corporate Office Properties Trust

Office Property Summary by Region (1) - December 31, 2011

	Operational				Under Construction/ Redevelopment
Property Region and Business Park/Submarket	# of Properties	Total Square Feet	Occupancy %	Leased %	# of Properties	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	26	3,067,044	96%	98%	2	158,622
Columbia Gateway	28	2,230,748	88%	90%	—	—
Airport Square/bwtech	26	1,941,695	83%	84%	—	—
Commons/Parkway	11	506,579	75%	75%	—	—
Other	20	1,113,014	81%	85%	1	89,295
Subtotal	111	8,859,080	88%	90%	3	247,917

Northern Virginia:
Westfields Corporate Center	9	1,435,652	86%	86%	—	—
Patriot Ridge	—	—	0%	0%	1	237,000
Herndon, Tysons Corner and Merrifield	8	1,500,134	84%	88%	—	—
Subtotal	17	2,935,786	85%	87%	1	237,000

San Antonio, Texas
Sentry Gateway	7	887,374	89%	89%	—	—
Other	2	122,975	100%	100%	—	—
Subtotal	9	1,010,349	91%	91%	—	—

Huntsville (2)	1	138,466	100%	100%	1	114,891

Washington, DC- Capital Riverfront (Maritime)	2	361,186	90%	93%	—	—

St. Mary’s & King George Counties	19	903,534	87%	88%	—	—

Greater Baltimore:
White Marsh and Rt 83 Corridor	43	2,346,029	84%	86%	—	—
Canton Crossing-Baltimore City	1	481,277	93%	94%	—	—
North Gate Business Park	2	156,765	67%	67%	1	128,119
Subtotal	46	2,984,071	85%	86%	1	128,119

Suburban Maryland	8	1,018,922	80%	84%	—	—

Colorado Springs	21	1,569,336	75%	77%	—	—

Greater Philadelphia, Pennsylvania	2	437,718	100%	100%	1	113,291

Other (2)	2	295,842	100%	100%	—	—

Total	238	20,514,290	86%	88%	7	841,218

(1) This presentation reflects consolidated properties. Prior quarter presentations reflected wholly owned properties.

(2) For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust

Summary of NOI and Occupancy by Property Grouping

(dollars in thousands)

	As of 12/31/11
						Percentage
						of Total
	# of				Annualized	Annualized	NOI for	NOI
	Operating	Operational			Rental	Rental	Three Months	for Year
Property Grouping	Properties	Square Feet	% Occupied (1)	% Leased (1)	Revenue	Revenue	Ended 12/31/11	Ended 12/31/11
Same Office Properties (2)
Stabilized properties	158	14,492,596	90.9%	91.7%	$356,942	75.9%	$56,958	$224,883
Unstabilized properties (3)	2	263,230	39.1%	57.1%	3,068	0.7%	278	1,513
Total Same Office Properties	160	14,755,826	89.9%	91.1%	360,010	76.6%	57,236	226,396
Office Properties Placed in Service (4)	13	1,495,492	81.1%	86.7%	34,982	7.4%	6,841	24,420
Acquired Office Properties (5)	5	840,966	79.4%	83.8%	24,215	5.2%	4,496	15,892
Subtotal	178	17,092,284	88.6%	90.3%	419,207	89.2%	68,573	266,708
Strategic Reallocation Plan Properties	60	3,422,006	74.0%	77.6%	50,951	10.8%	7,648	30,305
Other	N/A	N/A	N/A	N/A	N/A	N/A	290	2,803
Total Portfolio	238	20,514,290	86.2%	88.2%	$470,158	100.0%	$76,511	$299,816

Strategic Tenant Properties	104	10,685,632	90.4%	91.8%	$281,456	59.9%	$47,828	$189,714

(1) Percentages calculated based on operational square feet.

(2) Properties owned and 100% operational since 1/1/10.

(3) Properties with first generation operational space less than 90% occupied at 12/31/11.

(4) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/10.

(5) Acquired properties that were not owned and fully operational by 1/1/10.

Corporate Office Properties Trust

Real Estate Revenues* by Region

(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Office Properties:
Baltimore/Washington Corridor	$57,195	$54,744	$52,860	$53,252	$52,829	$218,051	$207,456
Northern Virginia	18,855	18,640	18,445	18,274	19,283	74,214	75,063
San Antonio	7,613	7,701	7,089	7,663	7,898	30,066	21,673
Washington, DC - Capitol Riverfront	4,529	4,507	4,252	4,590	4,543	17,878	4,678
St. Mary’s and King George Counties	3,760	3,508	3,564	3,534	3,417	14,366	13,967
Greater Baltimore	17,017	18,193	17,846	17,612	18,870	70,668	71,850
Suburban Maryland	5,400	5,648	5,325	5,609	5,235	21,982	21,759
Colorado Springs	5,991	6,037	5,912	5,920	6,235	23,860	24,897
Greater Philadelphia	2,143	1,701	1,675	1,939	1,794	7,458	6,299
Wholesale Data Center	1,285	1,283	1,276	1,210	900	5,054	1,062
Other	3,668	3,167	2,562	2,838	2,709	12,235	13,024

Real estate revenues	$127,456	$125,129	$120,806	$122,441	$123,713	$495,832	$461,728

NOI* by Region

(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Office Properties:
Baltimore/Washington Corridor	$34,956	$34,839	$34,535	$31,862	$33,442	$136,192	$130,116
Northern Virginia	11,620	11,276	11,071	10,603	12,382	44,570	46,948
San Antonio	3,723	3,804	3,881	3,794	3,877	15,202	11,226
Washington, DC - Capitol Riverfront	2,733	2,699	2,595	2,963	2,835	10,990	2,920
St. Mary’s and King George Counties	2,569	2,365	2,594	2,518	2,377	10,046	9,627
Greater Baltimore	9,850	10,572	10,577	9,072	11,528	40,071	40,359
Suburban Maryland	2,856	3,627	3,091	2,891	3,096	12,465	12,102
Colorado Springs	3,255	3,464	3,835	3,484	4,026	14,038	15,760
Greater Philadelphia	1,612	1,239	1,300	1,493	1,315	5,644	4,025
Wholesale Data Center	387	229	445	504	(51)	1,565	(140)
Other	2,950	2,303	1,428	2,352	1,867	9,033	9,022

NOI	$76,511	$76,417	$75,352	$71,536	$76,694	$299,816	$281,965

*Includes continuing and discontinued operations.

Corporate Office Properties Trust

Office Occupancy Rates by Region by Quarter (1)

	Baltimore /				St. Mary’s &
	Washington	Northern	San	Washington, DC-	King George	Greater	Suburban	Colorado	Greater
	Corridor	Virginia	Antonio	Capitol Riverfront	Counties	Baltimore	Maryland	Springs	Philadelphia	Other	Total
December 31, 2011
Number of Buildings	111	17	9	2	19	46	8	21	2	3	238
Rentable Square Feet	8,859,080	2,935,786	1,010,349	361,186	903,534	2,984,071	1,018,922	1,569,336	437,718	434,308	20,514,290
Occupied %	87.9%	84.8%	90.7%	89.6%	87.3%	84.5%	79.6%	74.9%	99.7%	100.0%	86.2%
Leased %	90.0%	87.3%	90.7%	93.3%	88.0%	86.4%	84.2%	76.9%	99.7%	100.0%	88.2%

September 30, 2011
Number of Buildings	110	17	8	2	18	61	8	21	2	3	250
Rentable Square Feet	8,725,790	2,801,546	915,429	362,209	820,692	3,572,775	1,007,342	1,569,336	437,718	434,308	20,647,145
Occupied %	89.4%	88.2%	100.0%	97.4%	87.4%	83.8%	75.5%	76.7%	89.9%	100.0%	87.4%
Leased %	90.1%	90.2%	100.0%	97.4%	87.8%	86.1%	86.8%	77.3%	99.7%	100.0%	89.2%

June 30, 2011
Number of Buildings	109	17	8	2	18	66	8	21	2	2	253
Rentable Square Feet	8,662,140	2,828,117	915,429	362,209	820,692	3,784,852	1,009,394	1,569,336	437,718	295,842	20,685,729
Occupied %	88.6%	87.6%	100.0%	95.4%	87.0%	83.9%	74.9%	76.0%	85.8%	100.0%	86.6%
Leased %	90.4%	89.3%	100.0%	98.3%	87.4%	85.1%	84.7%	76.7%	99.7%	100.0%	88.7%

March 31, 2011
Number of Buildings	112	17	8	2	18	66	8	21	2	2	256
Rentable Square Feet	8,701,349	2,809,317	915,429	361,674	820,692	3,764,456	1,009,394	1,571,334	375,760	295,842	20,625,247
Occupied %	87.7%	86.4%	100.0%	95.4%	88.8%	83.6%	75.5%	76.1%	100.0%	100.0%	86.4%
Leased %	90.0%	88.8%	100.0%	95.4%	88.8%	85.7%	85.2%	76.3%	100.0%	100.0%	88.6%

December 31, 2010
Number of Buildings	112	17	8	2	18	66	8	21	2	2	256
Rentable Square Feet	8,576,565	2,772,817	915,127	361,674	821,812	3,750,398	993,164	1,568,926	375,760	295,842	20,432,085
Occupied %	88.1%	91.9%	100.0%	98.5%	86.8%	85.0%	76.5%	76.2%	100.0%	100.0%	87.6%
Leased %	89.2%	93.1%	100.0%	98.5%	86.8%	85.8%	88.0%	76.2%	100.0%	100.0%	88.9%

Summary of Operating, Construction and Redevelopment Office Properties at December 31, 2011

				Partially
	Operating	Under	Under	Operational
	Properties	Construction	Redevelopment	Properties (2)	Total

# of Properties	238	6	1	(1)	244
Total Square Feet	20,514,290	789,226	113,291	(61,299)	21,355,508
Leased Square Feet	18,097,519
% Leased	88.2%

(1) This presentation reflects consolidated properties. Prior quarter presentations reflected wholly owned properties.

(2) Adjustment for partially operational properties included in both operating properties and under construction or redevelopment.

Corporate Office Properties Trust

Same Office Properties (1) Average Occupancy Rates by Region

	Number	Rentable
	of	Square	Three Months Ended					Years Ended
	Buildings	Feet	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Baltimore Washington Corridor	86	7,580,843	89.9%	89.7%	89.3%	89.4%	89.2%	89.6%	89.6%

Northern Virginia	14	2,442,975	90.2%	89.4%	88.9%	87.7%	91.0%	89.1%	93.6%

San Antonio	6	665,117	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

St.Mary’s and King George Counties	12	585,699	95.6%	96.9%	97.7%	97.7%	96.4%	97.0%	98.0%

Greater Baltimore	32	2,325,860	86.3%	85.5%	86.2%	86.6%	87.1%	86.2%	87.6%

Suburban Maryland	2	242,069	90.0%	89.2%	87.6%	87.6%	88.4%	88.6%	85.7%

Colorado Springs	5	398,356	79.0%	84.6%	86.3%	86.7%	86.4%	84.1%	86.5%

Greater Philadelphia	1	219,065	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office	160	14,755,826	90.1%	90.0%	89.8%	89.7%	90.3%	89.9%	91.0%

Total Same Office Properties occupancy as of period end			89.9%	90.1%	89.9%	89.3%	90.1%

(1)  Same office properties represent buildings owned and 100% operational since January 1, 2010, excluding properties in the Strategic Reallocation Plan.

Corporate Office Properties Trust

Same Office Property Real Estate Revenues by Region

(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Office Properties:
Baltimore/Washington Corridor	$50,187	$48,136	$46,743	$47,693	$48,046	$192,759	$192,422
Northern Virginia	16,800	16,528	16,887	16,420	17,418	66,635	69,792
San Antonio	5,728	5,855	5,250	5,869	5,964	22,702	19,169
St. Mary’s and King George Counties	2,866	2,935	3,008	2,957	2,827	11,766	11,261
Greater Baltimore	12,799	12,408	12,533	12,524	12,551	50,264	51,124
Suburban Maryland	1,994	2,207	1,961	2,222	1,839	8,384	7,081
Colorado Springs	1,469	1,507	1,438	1,497	1,751	5,911	7,014
Greater Philadelphia	711	707	715	506	741	2,639	2,786
Other	2,449	2,377	2,151	2,436	2,513	9,413	10,078

Real estate revenues	$95,003	$92,660	$90,686	$92,124	$93,650	$370,473	$370,727

Same Office Property NOI by Region

(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Office Properties:
Baltimore/Washington Corridor	$30,092	$30,505	$30,344	$28,523	$30,139	$119,464	$121,229
Northern Virginia	10,387	9,953	10,413	9,469	11,145	40,222	43,279
San Antonio	2,374	2,365	2,408	2,356	2,402	9,503	9,321
St. Mary’s and King George Counties	2,016	2,051	2,256	2,171	2,001	8,494	7,786
Greater Baltimore	7,508	7,097	7,435	6,959	7,585	28,999	29,413
Suburban Maryland	1,218	1,819	1,250	1,426	1,171	5,713	4,260
Colorado Springs	732	741	806	783	1,078	3,062	4,239
Greater Philadelphia	675	669	680	457	713	2,481	2,668
Other	2,234	2,093	1,920	2,211	2,180	8,458	8,659

NOI	$57,236	$57,293	$57,512	$54,355	$58,414	$226,396	$230,854
Add (less): Straight-line rent adjustments	(1,682)	2,069	(1,431)	(2,841)	(946)	(3,885)	(2,022)
Less: Amortization of deferred market rental revenue	(132)	(142)	(151)	(196)	(237)	(621)	(1,051)
Add: Amortization of above-market cost arrangements	329	329	329	329	337	1,316	1,348
Same office property cash NOI	$55,751	$59,549	$56,259	$51,647	$57,568	$223,206	$229,129
Less: Lease termination fees, gross	(48)	(130)	(46)	(137)	(939)	(361)	(2,077)
Same office property cash NOI, excluding gross lease termination fees	$55,703	$59,419	$56,213	$51,510	$56,629	$222,845	$227,052

Note:  Same office properties represent buildings owned and 100% operational since January 1, 2010, excluding properties held for future disposition.

Corporate Office Properties Trust

Summary of Unstabilized Office Properties (1) - December 31, 2011

	Operational
Property Grouping	Square Feet	Occupancy %	Leasing %
Same Office Properties (2)
7740 Milestone Parkway	144,610	6.0%	38.7%
5825 University Research Court	118,620	79.5%	79.5%
Total Unstabilized Same Office Properties	263,230	39.1%	57.1%

Office Properties Placed in Service (3)
316 Sentinel Way	125,150	0.0%	63.0%
1101 Sentry Gateway (4)	94,920	1.2%	1.2%
210 Research Boulevard	79,573	34.6%	34.6%
Total Unstabilized Office Properties Placed in Service	299,643	9.6%	35.9%

Acquired Office Properties (5)
3120 Fairview Park Drive	180,853	24.9%	38.2%
Total Acquired Office Properties	180,853	24.9%	38.2%

Total Unstabilized Office Properties, Excluding Properties in Strategic Reallocation Plan	743,726	23.8%	44.0%
Unstabilized Strategic Reallocation Plan Office Properties (3 Properties)	309,627	21.9%	31.7%
Total Unstabilized Office Properties	1,053,353	23.2%	40.4%

(1) Properties with first generation operational space less than 90% occupied at 12/31/11.

(2) Properties owned and 100% operational since 1/1/10.

(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/10.

(4) This property was sold subsequent to December 31, 2011.

(5) Acquired properties that were not owned and fully operational by 1/1/10.

Corporate Office Properties Trust

Office Leasing Summary (1)

Quarter Ended December 31, 2011

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s and King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
First Generation Space Leasing

Construction and Redevelopment Space
Leased Square Feet	73,020	103,132	—	—	—	—	—	15,522	191,674
Average Committed Cost Per Square Foot	$62.91	$59.73	$0.00	$0.00	$0.00	$0.00	$0.00	$44.33	$59.69
Weighted Average Lease Term in years	9.5	7.3	—	—	—	—	—	9.2	8.3

Other First Generation Space
Leased Square Feet	15,971	6,182	3,515	9,957	8,615	—	25,372	—	69,612
Average Committed Cost Per Square Foot	$20.15	$43.44	$32.85	$18.33	$34.40	$0.00	$40.68	$0.00	$31.85
Weighted Average Lease Term in years	4.7	8.7	6.1	2.8	7.2	—	5.3	—	5.4

Total First Generation Space Leased	88,991	109,314	3,515	9,957	8,615	—	25,372	15,522	261,286

Second Generation Space Leasing

Renewed Space
Renewal Square Feet Leased	229,283	27,112	22,509	25,006	98,030	—	—	—	401,940
Expiring Square Feet	317,451	32,662	64,715	45,862	109,883	17,743	43,995	—	632,311
Vacated Square Feet	88,168	5,550	42,206	20,856	11,853	17,743	43,995	—	230,371
Retention Rate (% based upon square feet)	72.23%	83.01%	34.78%	54.52%	89.21%	0.00%	0.00%	0.00%	63.57%
Renewed Space Data:
Average Committed Cost per Square Foot	$4.23	$3.95	$27.09	$1.40	$5.59	$0.00	$0.00	$0.00	$5.64
Weighted Average Lease Term in years	3.0	5.2	5.0	1.6	3.6	—	—	—	3.3
Change in Total Rent - GAAP	11.3%	8.6%	3.8%	8.9%	2.0%	0.0%	0.0%	0.0%	8.1%
Change in Total Rent - Cash	4.4%	2.3%	-2.5%	8.8%	-13.0%	0.0%	0.0%	0.0%	0.0%

Retenanted Space
Leased Square Feet	37,754	2,859	4,563	—	17,300	—	3,775	—	66,251
Retenanted Space Data:
Average Committed Cost per Square Foot	$15.19	$15.98	$2.64	$0.00	$16.27	$0.00	$10.07	$0.00	$14.35
Weighted Average Lease Term in years	3.5	3.2	1.0	—	3.1	—	5.0	—	3.3
Change in Total Rent - GAAP	10.9%	-6.9%	-3.5%	0.0%	-11.4%	0.0%	9.2%	0.0%	4.4%
Change in Total Rent - Cash	-2.9%	-6.9%	-4.7%	0.0%	-39.7%	0.0%	4.9%	0.0%	-9.2%

Total Second Generation Space Leased	267,037	29,971	27,072	25,006	115,330	—	3,775	—	468,191
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$5.78	$5.10	$22.97	$1.40	$7.19	$0.00	$10.07	$0.00	$6.88
Weighted Average Lease Term in Years	3.0	5.0	4.3	1.6	3.5	—	5.0	—	3.3
Change in Total Rent - GAAP	11.2%	7.4%	2.6%	8.9%	0.1%	0.0%	9.2%	0.0%	7.5%
Change in Total Rent - Cash	3.1%	1.6%	-2.8%	8.8%	-16.5%	0.0%	4.9%	0.0%	-1.4%

Total Square Feet Leased	356,028	139,285	30,587	34,963	123,945	—	29,147	15,522	729,477

(1) This presentation reflects consolidated properties. Prior quarter presentations reflected wholly owned properties.

Notes:  No renewal or retenanting activity transpired in our San Antonio or Other regions.

Activity is exclusive of owner occupied space and leases with less than a one-year term.

Retention rate includes early renewals.

Corporate Office Properties Trust

Office Leasing Summary (1)

Year Ended December 31, 2011

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s and King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
First Generation Space Leasing

Construction and Redevelopment Space
Leased Square Feet	275,811	165,574	—	—	—	—	—	102,440	543,825
Average Committed Cost Per Square Foot	$57.37	$66.73	$0.00	$0.00	$0.00	$0.00	$0.00	$56.54	$60.06
Weighted Average Lease Term in years	7.1	7.5	—	—	—	—	—	9.7	7.7

Other First Generation Space
Leased Square Feet	97,736	6,182	3,515	9,957	96,662	7,259	46,008	—	267,319
Average Committed Cost Per Square Foot	$16.56	$43.44	$32.85	$18.33	$46.38	$19.80	$32.66	$0.00	$31.10
Weighted Average Lease Term in years	5.2	8.7	6.1	2.8	8.4	5.1	5.3	—	6.4

Total First Generation Space Leased	373,547	171,756	3,515	9,957	96,662	7,259	46,008	102,440	811,144

Second Generation Space Leasing

Renewed Space
Renewal Square Feet Leased	808,496	427,427	32,812	108,994	745,065	106,809	81,354	219,065	2,530,022
Expiring Square Feet	1,027,279	614,759	93,219	166,705	988,538	124,552	147,852	219,065	3,381,969
Vacated Square Feet	218,783	187,332	60,407	57,711	243,473	17,743	66,498	—	851,947
Retention Rate (% based upon square feet)	78.70%	69.53%	35.20%	65.38%	75.37%	85.75%	55.02%	100.00%	74.81%
Renewed Space Data:
Average Committed Cost per Square Foot	$8.98	$6.07	$23.04	$1.93	$12.42	$8.56	$13.24	$2.37	$8.93
Weighted Average Lease Term in years	4.2	2.8	5.0	2.0	5.5	3.9	4.6	3.0	4.2
Change in Total Rent - GAAP	7.1%	4.3%	4.9%	8.7%	5.8%	-8.3%	14.2%	7.8%	5.7%
Change in Total Rent - Cash	0.7%	-0.4%	-1.4%	5.4%	-9.5%	-11.2%	-2.2%	2.8%	-3.0%

Retenanted Space
Leased Square Feet	231,226	116,136	18,573	25,502	92,335	5,835	14,991	—	504,598
Retenanted Space Data:
Average Committed Cost per Square Foot	$22.06	$45.90	$22.37	$13.31	$22.46	$12.67	$3.28	$0.00	$26.52
Weighted Average Lease Term in years	5.3	7.8	4.6	1.8	5.9	5.6	2.8	—	5.7
Change in Total Rent - GAAP	4.6%	1.9%	1.5%	32.2%	-0.1%	-44.1%	-13.2%	0.0%	2.6%
Change in Total Rent - Cash	-2.1%	-3.4%	-2.6%	27.5%	-9.4%	-43.1%	-18.4%	0.0%	-3.7%

Total Second Generation Space Leased	1,039,722	543,563	51,385	134,496	837,400	112,644	96,345	219,065	3,034,620
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$11.89	$14.58	$22.80	$4.09	$13.53	$8.77	$11.69	$2.37	$11.85
Weighted Average Lease Term in Years	4.5	3.9	4.9	2.0	5.6	4.0	4.3	3.0	4.4
Change in Total Rent - GAAP	6.6%	3.8%	3.7%	12.8%	5.2%	-11.2%	8.8%	7.8%	5.2%
Change in Total Rent - Cash	0.1%	-1.0%	-1.8%	9.3%	-9.5%	-13.8%	-5.3%	2.8%	-3.2%

Total Square Feet Leased	1,413,269	715,319	54,900	144,453	934,062	119,903	142,353	321,505	3,845,764

(1) This presentation reflects consolidated properties. Prior quarter presentations reflected wholly owned properties.

Notes: No renewal or retenanting activity transpired in our San Antonio or Other regions.

                                      Activity is exclusive of owner occupied space and leases with less than a one-year term.

                                      Retention rate includes early renewals.

Corporate Office Properties Trust

Office Lease Expiration Analysis as of 12/31/11 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
									Percentage of
			Annual. Rental	Percentage	Annual. Rental			Annual. Rental	Strategic Tenant	Annual. Rental
		Square	Revenue of	of Total	Revenue of		Square	Revenue of	Properties	Revenue of
Year and Region	Number	Footage	Expiring	Annualized Rental	Expiring Leases	Number	Footage	Expiring	Annualized Rental	Expiring Leases
of Lease	of Leases	of Leases	Leases (3)	Revenue	per Occupied	of Leases	of Leases	Leases (3)	Revenue	per Occupied
Expiration (2)	Expiring	Expiring	(000’s)	Expiring	Square Foot	Expiring	Expiring	(000’s)	Expiring	Square Foot

Baltimore/Washington Corridor	66	1,102,958	$29,905	6.4%	$27.11	20	752,452	$22,048	7.8%	$29.30
Northern Virginia	20	359,640	10,432	2.2%	29.01	8	282,849	7,758	2.8%	27.43
San Antonio	2	78,359	1,392	0.3%	17.76	2	78,359	1,392	0.5%	17.76
Washington, DC-Capitol Riverfront	3	9,272	423	0.1%	45.60	3	9,272	423	0.2%	45.60
St. Mary’s and King George Cos.	16	341,058	6,759	1.4%	19.82	16	341,058	6,759	2.4%	19.82
Greater Baltimore	49	342,247	7,061	1.5%	20.63	0	—	—	0.0%	0.00
Suburban Maryland	5	36,239	636	0.1%	17.56	0	—	—	0.0%	0.00
Colorado Springs	10	79,677	1,441	0.3%	18.08	4	18,090	251	0.1%	13.90
2012	171	2,349,450	58,048	12.3%	24.71	53	1,482,080	38,631	13.7%	26.07

Baltimore/Washington Corridor	50	1,288,784	40,312	8.6%	31.28	15	899,365	31,178	11.1%	34.67
Northern Virginia	11	146,808	3,837	0.8%	26.14	5	39,907	1,265	0.4%	31.70
Washington, DC-Capitol Riverfront	5	131,948	5,772	1.2%	43.74	5	131,948	5,772	2.1%	43.74
St. Mary’s and King George Cos.	10	123,434	2,289	0.5%	18.55	10	123,434	2,289	0.8%	18.55
Greater Baltimore	27	134,101	3,090	0.7%	23.04	0	—	—	0.0%	0.00
Suburban Maryland	4	56,398	1,599	0.3%	28.36	0	—	—	0.0%	0.00
Colorado Springs	11	139,711	2,779	0.6%	19.89	7	22,737	547	0.2%	24.06
2013	118	2,021,184	59,678	12.7%	29.53	42	1,217,391	41,051	14.6%	33.72

2014	131	2,147,570	57,535	12.2%	26.79	44	1,063,484	31,184	11.1%	29.32

2015	116	2,688,720	68,954	14.7%	25.65	47	1,537,892	45,197	16.1%	29.39

2016	99	1,843,069	46,445	9.9%	25.20	30	863,072	23,428	8.3%	27.15

Thereafter	198	6,634,725	179,497	38.2%	27.05	73	3,500,478	101,965	36.2%	29.13

Total / Average	833	17,684,718	$470,158	100.0%	$26.59	289	9,664,397	$281,456	100.0%	$29.12

NOTE:  As of December 31, 2011, the weighted average lease term is 4.8 years for both the entire portfolio and for the Strategic Tenant Properties.

(1)

This presentation reflects consolidated properties. This expiration analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of December 31 2011 of 399,802 for the portfolio and 164,051 for the Strategic Tenant Properties.

(2)

Many of our government leases are subject to certain early termination provisions which are customary to government leases. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2011 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust

Top 20 Office Tenants as of 12/31/11 (1)

(Based on Annualized Rental Revenue of

office properties, dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2)	Revenue	Lease Term (3)

United States of America (4)	79	3,302,159	18.7%	$104,517	22.2%	5.5
Northrop Grumman Corporation (5)	17	1,209,418	6.8%	32,326	6.9%	6.2
Booz Allen Hamilton, Inc.	8	778,180	4.4%	24,178	5.1%	4.3
Computer Sciences Corporation (5)	7	735,354	4.2%	22,355	4.8%	2.3
The MITRE Corporation	4	286,553	1.6%	8,379	1.8%	5.1
ITT Corporation (5)	8	332,490	1.9%	8,180	1.7%	4.1
Wells Fargo & Company (5)	6	214,028	1.2%	7,803	1.7%	6.4
The Aerospace Corporation	3	254,869	1.4%	7,765	1.7%	3.1
L-3 Communications Holdings, Inc. (5)	4	258,192	1.5%	7,684	1.6%	2.2
CareFirst, Inc.	2	222,610	1.3%	7,306	1.6%	9.8
General Dynamics Corporation (5)	7	240,373	1.4%	6,861	1.5%	3.8
Kratos Defense & Security Solution, Inc. (5)	4	241,627	1.4%	6,590	1.4%	8.2
The Boeing Company (5)	6	198,081	1.1%	6,118	1.3%	2.8
Comcast Corporation (5)	6	308,262	1.7%	5,661	1.2%	7.1
AT&T Corporation (5)	4	315,353	1.8%	5,527	1.2%	7.1
Ciena Corporation	5	270,215	1.5%	5,140	1.1%	1.6
Raytheon Company	7	162,919	0.9%	4,789	1.0%	3.5
Science Applications International Corp.	4	133,408	0.8%	4,442	0.9%	6.5
Unisys Corporation	1	156,695	0.9%	3,898	0.8%	8.4
The Johns Hopkins Institutions (5)	5	141,403	0.8%	3,750	0.8%	4.8

Subtotal Top 20 Office Tenants	187	9,762,189	55.2%	283,270	60.3%	5.1
All remaining tenants	646	7,922,529	44.8%	186,888	39.7%	4.4
Total/Weighted Average	833	17,684,718	100.0%	$470,158	100.0%	4.8

(1)         This presentation reflects consolidated properties.  Table excludes owner occupied leasing activity which represents 168,639 square feet with total annualized rental revenue of $4.4 million, and a weighted average remaining lease term of 4.2 years as of December 31, 2011.

(2)         Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.

(3)         The weighting of the lease term was computed using Total Rental Revenue.

(4)         Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(5)         Includes affiliated organizations or agencies.

Corporate Office Properties Trust

Dispositions and Acquisitions Summary

Location	Property Region	Business Park/Submarket	Square Feet	Transaction Date	Transaction Price (in thousands)

Disposition Summary - Year Ended December 31, 2011

1344 & 1348 Ashton Road and 1350 Dorsey Road	Baltimore/Washington Corridor	Commons/Parkway	38,954	5/24/11	$3,800
Subtotal - Quarter Ended 6/30/11			38,954		3,800

216 Schilling Circle	Greater Baltimore	Hunt Valley Business Center	35,806	8/23/11	4,700
Towson Portfolio	Greater Baltimore	Towson	178,666	9/29/11	16,000
Subtotal - Quarter Ended 9/30/11			214,472		20,700

11011 McCormick Road	Greater Baltimore	Hunt Valley Business Center	57,104	11/1/2011	3,450
10001 Franklin Square Drive	Greater Baltimore	White Marsh Commerce Center	218,215	12/13/2011	16,250
Rutherford Business Center Portfolio	Greater Baltimore	Rutherford Business Center Portfolio	365,407	12/15/2011	32,460
Subtotal - Quarter Ended 12/31/11			640,726		52,160

Total			894,152		$76,660

Acquisition Summary - Year Ended December 31, 2011

310 The Bridge Street	Other	Huntsville	138,466	8/9/11	$33,413

Corporate Office Properties Trust

Construction, Redevelopment, Wholesale Data Center, Land Held and Pre-Construction Summary as of 12/31/11

(dollars in thousands)

				Land Held and
	Construction	Redevelopment	Wholesale Data	Pre-Construction
	Projects (1)	Projects (2)	Center (3)	(4)	Other (5)	Total

	Rentable Square Feet

Baltimore/Washington Corridor	309,216	—	N/A	4,137,000	—	4,446,216
Northern Virginia	237,000	—	N/A	1,764,000	—	2,001,000
San Antonio	—	—	N/A	1,252,000	—	1,252,000
Huntsville, Alabama	114,891	—	N/A	4,485,000	—	4,599,891
St. Mary’s and King George Counties	—	—	N/A	109,000	—	109,000
Greater Baltimore	128,119	—	N/A	2,692,000	—	2,820,119
Suburban Maryland	—	—	N/A	1,900,000	—	1,900,000
Colorado Springs	—	—	N/A	2,570,000	—	2,570,000
Greater Philadelphia	—	113,291	N/A	722,000	—	835,291
Other	—	—	N/A	967,000	—	967,000

Total	789,226	113,291	N/A	20,598,000	—	21,500,517

	Costs to date by region

Baltimore/Washington Corridor	$50,591	$—	$—	$108,963	$12,676	$172,230
Northern Virginia	43,123	—	—	53,393	—	96,516
San Antonio	—	—	—	25,391	226	25,617
Huntsville, Alabama	14,817	—	—	15,204	—	30,021
St. Mary’s and King George Counties	—	—	—	2,690	748	3,438
Greater Baltimore	17,769	—	—	81,515	420	99,704
Suburban Maryland	—	—	—	17,407	16	17,423
Colorado Springs	—	—	—	24,900	107	25,007
Greater Philadelphia	—	10,777	—	24,671	167	35,615
Wholesale Data Center	—	—	197,759	—	—	197,759
Other	—	—	—	7,535	—	7,535

Total	$126,300	$10,777	$197,759	$361,669	$14,360	$710,865

	Costs to date, by Balance Sheet line item

Operating properties	$5,449	$—	$44,599	$19,520	$—	$69,568
Projects in development or held for future development, including associated land costs	119,177	10,220	153,160	342,121	14,241	638,919
Deferred leasing costs	1,674	557	—	28	119	2,378

Total	$126,300	$10,777	$197,759	$361,669	$14,360	$710,865

(1) Represents construction projects as listed on page 22.

(2) Represents redevelopment projects as listed on page 23.

(3) Represents our wholesale data center as listed on page 24.

(4) Represents our land held and pre-construction as listed on page 25.

(5) Represents on-going tenant improvements on previously constructed projects.

Corporate Office Properties Trust

Summary of Construction Projects as of 12/31/11

(dollars in thousands)

							Actual or
		Total	Percentage	as of December 31, 2011 (1)			Anticipated
		Rentable	Leased	Anticipated		Cost to	Shell	Anticipated
	Park/	Square	as of	total	Cost	date placed	Completion	Operational
Property and Location	Submarket	Feet	12/31/11	cost	to date	in service	Date	Date (2)

Government Demand Drivers
7205 Riverwood Road Columbia, Maryland	Howard Co. Perimeter	89,295	0%	22,025	14,383	—	1Q 12	1Q 13

Subtotal Government		89,295	0%	$22,025	$14,383	$—
% of Total Drivers		11%

Defense IT Demand Drivers
410 National Business Parkway Annapolis Junction, Maryland	BWI Airport	110,362	0%	$25,643	$15,733	—	4Q 11	4Q 12

430 National Business Parkway Annapolis Junction, Maryland (3)	BWI Airport	109,559	73%	24,291	20,475	5,721	2Q 11	2Q 12

7770 Backlick Road (Patriot Ridge) Springfield, Virginia	Springfield	237,000	44%	77,172	43,123	—	2Q 12	2Q 13

206 Research Boulevard Aberdeen, Maryland	Harford County	128,119	0%	25,824	17,769	—	3Q 11	3Q 12

1000 Redstone Gateway Huntsville, Alabama	Huntsville	114,891	0%	21,231	14,817	—	1Q 12	1Q 13

Subtotal Defense IT Demand Drivers		699,931	26%	$174,161	$111,917	$5,721
% of Total Demand Drivers		89%

Total Under Construction		789,226	23%	$196,186	$126,300	$5,721

(1) Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3) Although classified as “Under Construction,” 61,299 square feet are operational.

Demand Driver Categories (as classified by COPT management):

*	Defense IT: Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.
*

Government: Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information Technology.

*	Market Demand: Development opportunity created through projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.
*	Research Park: Development opportunity created through specific research park relationship.

Corporate Office Properties Trust

Summary of Redevelopment Projects as of 12/31/11

(dollars in thousands)

Actual or
		Total	Percentage	as of December 31, 2011 (1)			Anticipated
		Rentable	Leased	Anticipated		Cost to	Shell	Anticipated
	Park/	Square	as of	total	Cost	date placed	Completion	Operational
Property and Location	Submarket	Feet	12/31/11	cost	to date	in service	Date	Date (2)

Market Demand Drivers
751 Arbor Way (Hillcrest I)	Greater
Blue Bell, Pennsylvania	Philadelphia	113,291	39%	20,400	10,777	—	1Q 12	1Q 13

Total Under Redevelopment - All Market Demand		113,291		$20,400	$10,777	$—

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust

Wholesale Data Center Summary

(dollars in thousands)

			Initial	Critical Load
		Raised Floor	Stabilization	Upon		Anticipated		Cash NOI for	Cash NOI
	Gross Building	Square	Critical Load	Completion	MW	Total	Cost	Three Months	for Year
Property and Location	Area	Footage (1)	(in MWs) (2)	Leased	Operational	Cost (3)	to date	Ended 12/31/11	Ended 12/31/11

Power Loft @ Innovation
9651 Hornbaker Road
Manassas, Virginia	233,000	100,000	18	17%	17%	$275,230	$197,759	$292	$1,166

Lease Expiration Analysis					Total
	Number				Annual Rental
	of Leases	Raised Floor	Critical Load	Critical Load	Revenue of
Year of Lease Expiration	Expiring	Square Footage	Leased (MW)	Used (MW)	Expiring Leases

2019	1	7,172	1	1.00	$2,057
2020	1	19,023	2	1.25	2,570

			3	2.25	$4,627

(1) Raised floor square footage is that portion of the gross building area where tenants locate their computer servers.

Raised floor area is considered to be the net rentable square footage.

(2) Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3) Anticipated total cost includes land, construction and leasing costs.

Corporate Office Properties Trust

Summary of Land Held and Pre-Construction as of 12/31/11 (1)

Location	Acres		Estimated Developable Square Feet

Baltimore/Washington Corridor
National Business Park	195		2,059,000
Columbia Gateway	22		520,000
Airport Square	6		89,000
Arundel Preserve	84	up to	1,382,000
Other	11		87,000
Subtotal	318		4,137,000

Northern Virginia
Westfields Corporate Center	23		400,000
Westfields Park Center	33		400,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Subtotal	72		1,764,000

San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	41		752,000
Subtotal	81		1,252,000

Huntsville, Alabama	465		4,485,000
St. Mary’s & King George Counties	44		109,000
Greater Baltimore	187		2,692,000
Suburban Maryland	172		1,900,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		722,000
Other	808		967,000

Total land held and pre-construction	2,330		20,598,000

Total costs to date (2)			$361,669

(1) This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 22 and 23, and includes properties under ground lease to us.

(2) Represents total costs to date, as reported on page 21.

Corporate Office Properties Trust

Quarterly Common Equity Analysis

(Dollars and shares in thousands, except per share amounts)

			As if Converted		Diluted
SHAREHOLDER CLASSIFICATION	Common	Common	Preferred		Ownership
As of December 31, 2011:	Shares	Units	Shares/Units	Total	% of Total

Insiders	1,107,506	3,658,416	—	4,765,922	6.20%
Non-insiders	70,903,818	643,372	610,014	72,157,204	93.80%
	72,011,324	4,301,788	610,014	76,923,126	100.00%

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
COMMON EQUITY - End of Quarter
Common Shares	72,011	71,987	71,892	67,104	66,932
Common Units	4,302	4,319	4,382	4,386	4,403
Total	76,313	76,306	76,273	71,490	71,334
End of Quarter Common Share Price	$21.26	$21.78	$31.11	$36.14	$34.95
Market Value of Common Shares/Units	$1,622,417	$1,661,948	$2,372,863	$2,583,646	$2,493,134

Common Shares Trading Volume
Average Daily Volume (Shares)	842	951	779	711	784
Average Daily Volume	$18,604	$25,589	$26,322	$25,009	$27,910
As a Percentage of Weighted Average Common Shares	1.2%	1.3%	1.1%	1.1%	1.2%

Common Share Price Range (price per share)
Quarterly High	$25.96	$32.07	$36.79	$36.90	$38.96
Quarterly Low	$19.35	$21.75	$30.63	$33.83	$33.33
Quarterly Average	$22.11	$26.90	$33.81	$35.20	$35.59

Corporate Office Properties Trust

Quarterly Preferred Equity and Total Market Capitalization Analysis

(dollars and shares in thousands, except per share amounts)

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176

Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434

Nonconvertible Preferred Equity - End of Quarter
Redeemable Series G Shares Outstanding - 8.0%	2,200	2,200	2,200	2,200	2,200
Redeemable Series H Shares Outstanding - 7.5%	2,000	2,000	2,000	2,000	2,000
Redeemable Series J Shares Outstanding - 7.625%	3,390	3,390	3,390	3,390	3,390
Total Nonconvertible Preferred Equity	7,590	7,590	7,590	7,590	7,590
Convertible Preferred Equity
Convertible Series K Shares Outstanding - 7.5%	884	884	884	884	884
Total Preferred Equity	8,474	8,474	8,474	8,474	8,474

Nonconvertible Preferred Equity ($25 par value)
Redeemable Series G Shares - 8.0%	$55,000	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	84,750	84,750	84,750	84,750	84,750
Total Nonconvertible Preferred Equity	$189,750	$189,750	$189,750	$189,750	$189,750

Convertible Preferred Equity ($25 liquidation value)
Convertible Series I Units - 7.5%	$8,800	$8,800	$8,800	$8,800	$8,800
Convertible Preferred Equity ($50 liquidation value)
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	$35,383	$35,383	$35,383	$35,383	$35,383
Total Liquidation Value of Preferred Equity	$225,133	$225,133	$225,133	$225,133	$225,133

CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$225,133	$225,133	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	1,622,417	1,661,948	2,372,863	2,583,646	2,493,134
Total Equity Market Capitalization	$1,847,550	$1,887,081	$2,597,996	$2,808,779	$2,718,267

Total Debt	$2,426,303	$2,420,073	$2,299,416	$2,396,795	$2,323,681

Total Market Capitalization	$4,273,853	$4,307,154	$4,897,412	$5,205,574	$5,041,948

Corporate Office Properties Trust

Dividend Analysis

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10
Common Share Dividends
Dividends per share/unit	$0.4125	$0.4125	$0.4125	$0.4125	$0.4125	$1.6500	$1.6100
Increase over prior period	0.0%	0.0%	0.0%	0.0%	0.0%	2.5%	5.2%

Common Dividend Payout Ratios
Diluted FFO Payout, as adjusted for comparability	74.6%	80.5%	75.8%	79.2%	61.7%	77.4%	69.6%

Diluted AFFO Payout	126.7%	94.5%	104.7%	117.6%	84.0%	109.4%	82.4%

Diluted AFFO Payout, excluding recurring capital expenditures on properties in disposition plans	93.4%	87.0%	90.7%	93.8%	84.0%	91.1%	82.4%

Dividend Coverage - Diluted FFO, as adjusted for comparability	1.34x	1.24x	1.32x	1.26x	1.62x	1.29x	1.44x

Dividend Coverage - Diluted AFFO	0.79x	1.06x	0.95x	0.85x	1.19x	0.91x	1.21x

Common Dividend Yields
Dividend Yield at Quarter End	7.76%	7.58%	5.30%	4.57%	4.72%

Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875	$0.46875	$0.46875	$0.46875	$0.46875
Preferred Unit Distributions Yield	7.500%	7.500%	7.500%	7.500%	7.500%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series G Preferred Share Dividends
Preferred Share Dividends Per Share	$0.50000	$0.50000	$0.50000	$0.50000	$0.50000
Preferred Share Dividend Yield	8.000%	8.000%	8.000%	8.000%	8.000%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875	$0.46875	$0.46875	$0.46875	$0.46875
Preferred Share Dividend Yield	7.500%	7.500%	7.500%	7.500%	7.500%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656	$0.47656	$0.47656	$0.47656	$0.47656
Preferred Share Dividend Yield	7.625%	7.625%	7.625%	7.625%	7.625%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000	$0.70000	$0.70000	$0.70000	$0.70000
Preferred Share Dividend Yield	5.600%	5.600%	5.600%	5.600%	5.600%
Quarter End Recorded Book Value	$50.00	$50.00	$50.00	$50.00	$50.00

Corporate Office Properties Trust

Debt Analysis

(dollars in thousands)

	12/31/11
	Stated	GAAP Effective
	Rate	Rate	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Debt Outstanding
Fixed rate
Secured debt	6.01%	5.93%	$1,052,421	$1,055,540	$1,063,369	$1,169,688	$1,173,358
Exchangeable Senior Notes	4.25%	6.05%	227,283	226,404	387,375	385,538	383,729
Other Unsecured Debt	0.00%	6.19%	5,050	5,022	4,995	4,968	1,947
Total fixed rate debt	5.66%	5.95%	1,284,754	1,286,966	1,455,739	1,560,194	1,559,034
Variable rate
Secured debt	2.52%	2.52%	$39,213	$39,397	$309,923	$310,236	$310,555
Unsecured Revolving Credit Facility (1)	2.25%	2.25%	662,000	671,000	342,000	348,000	295,000
Construction Loans	2.82%	2.82%	40,336	22,710	191,754	178,365	159,092
Other Unsecured Debt	2.18%	2.18%	400,000	400,000	—	—	—
Total variable rate debt	2.25%	2.25%	$1,141,549	$1,133,107	$843,677	$836,601	$764,647
Total debt outstanding			$2,426,303	$2,420,073	$2,299,416	$2,396,795	$2,323,681
Variable Rate Loans Subject to Interest Rate Swaps (2)			$659,213	$409,397	$409,576	$409,752	$259,935

% of Fixed Rate Loans (2)			80.12%	70.10%	81.12%	82.19%	78.28%
% of Variable Rate Loans (2)			19.88%	29.90%	18.88%	17.81%	21.72%
			100.00%	100.00%	100.00%	100.00%	100.00%

Recourse debt			$1,359,343	$1,355,846	$972,126	$962,986	$888,424
Nonrecourse debt			1,066,960	1,064,227	1,327,290	1,433,809	1,435,257
Total debt outstanding			$2,426,303	$2,420,073	$2,299,416	$2,396,795	$2,323,681

 (1) As of December 31, 2011, our borrowing capacity under the new facility was $1.0 billion, of which $329.6 million was available.

 (2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust

Debt Analysis  (continued)

(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Average Stated Interest Rates
Fixed rate
Secured debt	6.01%	6.01%	5.98%	5.97%	5.96%	5.99%	5.98%
Exchangeable Senior Notes (1)	4.25%	3.96%	3.95%	3.95%	3.95%	4.00%	3.88%
Other Unsecured Debt	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total fixed rate debt	5.66%	5.45%	5.42%	5.44%	5.44%	5.49%	5.50%
Variable rate
Secured debt	3.83%	4.40%	4.39%	4.39%	4.42%	4.37%	4.46%
Unsecured Revolving Credit Facility (2)	2.76%	2.35%	2.12%	2.18%	2.05%	2.43%	2.11%
Construction Loans (2)	2.90%	2.24%	2.11%	2.08%	1.99%	2.18%	2.11%
Other Unsecured Debt (2)	2.17%	2.13%	0.00%	0.00%	0.00%	2.15%	0.00%
Total variable rate debt	2.60%	2.76%	2.93%	2.99%	2.88%	2.80%	2.99%
Total debt outstanding	4.33%	4.46%	4.59%	4.64%	4.67%	4.50%	4.75%

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.36x	3.35x	3.18x	3.01x	3.20x	3.22x	3.09x
Adjusted EBITDA interest coverage ratio	3.30x	3.04x	3.09x	2.91x	3.32x	3.08x	3.00x
NOI debt service coverage ratio	2.96x	2.93x	2.76x	2.59x	2.78x	2.81x	2.68x
Adjusted EBITDA debt service coverage ratio	2.90x	2.66x	2.68x	2.51x	2.89x	2.69x	2.60x
NOI fixed charge coverage ratio	2.84x	2.83x	2.71x	2.56x	2.72x	2.73x	2.61x
Adjusted EBITDA fixed charge coverage ratio	2.79x	2.57x	2.62x	2.48x	2.83x	2.61x	2.53x
Debt to Adjusted EBITDA ratio (3)	8.07x	8.73x	7.87x	8.66x	7.29x	8.46x	8.49x
Adjusted debt to Adjusted EBITDA ratio (4)	6.67x	7.03x	6.39x	7.23x	6.08x	6.99x	7.08x

 (1) Represents the weighted average of the stated interest rates on our Exchangeable Senior Notes.

 (2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

 (3) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

 (4) Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust

Debt Maturity Schedule

(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual			Stated	Annual			Stated
	Amortization	Balloon		Interest Rate of	Amortization	Balloon		Interest Rate of	Revolving		Total
	of Monthly	Payments Due		Amounts	of Monthly	Payments Due		Amounts	Credit		Scheduled
	Payments	on Maturity		Maturing	Payments	on Maturity		Maturing	Facility		Payments
January - March	$3,203	$—		N/A	$186	$—		N/A			$3,389
April - September	3,129	—		N/A	184	16,829	(1)	3.03%	—		20,141
July - September	3,037	21,586		6.51%	173	—		N/A	—		24,796
October - December	3,004	14,537		6.25%	195	—		N/A	—		17,736
Total 2012	$12,373	$36,123		6.41%	$738	$16,829		3.03%	$—		$66,062

2013	9,502	134,843			783	17,875			—		163,003
2014	6,284	151,681	(2)		815	—			662,000	(3)	820,780
2015	5,037	358,558	(4)		701	441,808	(5)		—		806,104
2016	4,037	274,605			—	—			—		278,642
Thereafter	3,258	300,621			—	—			—		303,879
	$40,491	$1,256,431			$3,037	$476,512			$662,000		$2,438,470

									Net discount		(12,168)
									Total Debt		$2,426,302

Interest Rate Hedges at 12/31/11

Notional		Fixed	Floating Rate	Effective	Expiration
Amount		Rate	Index	Date	Date
$120,000		1.7600%	One-Month LIBOR	1/2/2009	5/1/2012
100,000		1.9750%	One-Month LIBOR	1/1/2010	5/1/2012
39,213	(6)	3.8300%	One-Month LIBOR	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
659,213

Notes:

(1) May be extended by one year at our option, subject to certain conditions.

(2) We have $72.8 million of fixed debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

(3) Our Revolving Credit Facility matures in September 2014 and may be extended by one year at our option, subject to certain conditions.

(4) 4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(5) Includes $400.0 pertaining to a term credit facility that matures in September 2015 and may be extended by one year at our option, subject to certain conditions.

(6) The notional amount is scheduled to amortize to $36.2 million.

Corporate Office Properties Trust

Supplementary Reconciliations of Non-GAAP Measures

(in thousands)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Net (loss) income	$(87,215)	$7,470	$(26,007)	$(18,566)	$16,752	$(124,318)	$45,504
Interest expense on continuing and discontinued operations	24,914	25,629	26,830	26,928	26,878	104,301	102,128
Total income tax (benefit) expense	(4,636)	(457)	(5,042)	(544)	33	(10,679)	119
Depreciation of furniture, fixtures and equipment (FF&E)	601	614	623	625	642	2,463	2,576
Real estate-related depreciation and amortization	33,030	36,032	32,049	33,020	35,347	134,131	123,243
Impairment losses	78,674	—	44,605	27,742	—	151,021	—
Loss on interest rate derivatives	29,805	—	—	—	—	29,805	—
Adjusted EBITDA	$75,173	$69,288	$73,058	$69,205	$79,652	$286,724	$273,570
Add back:
General and administrative	6,592	6,154	6,320	6,777	6,103	25,843	24,008
Business development	1,069	1,050	588	488	691	3,195	4,197
Depreciation of FF&E	(601)	(614)	(623)	(625)	(642)	(2,463)	(2,576)
Income from construction contracts and other service operations	(550)	(558)	(1,188)	(410)	(483)	(2,706)	(2,373)
Interest and other loss (income)	(1,921)	242	(2,756)	(1,168)	(7,626)	(5,603)	(9,568)
Loss on early extinguishment of debt on continuing and discontinued operations	3	1,995	25	—	—	2,023	—
Gain on sales of operating properties	(3,362)	(1,299)	(150)	—	4	(4,811)	(1,077)
Non-operational property sales	—	—	(16)	(2,701)	—	(2,717)	(2,840)
Equity in loss (income) of unconsolidated entities	108	159	94	(30)	(1,005)	331	(1,376)
NOI	$76,511	$76,417	$75,352	$71,536	$76,694	$299,816	$281,965

Discontinued Operations
Revenues from real estate operations	$4,945	$6,341	$6,070	$5,980	$7,155	$23,336	$28,805
Property operating expenses	(1,880)	(2,132)	(2,080)	(3,091)	(2,284)	(9,183)	(10,438)
Depreciation and amortization	(586)	(1,231)	(1,893)	(2,977)	(2,669)	(6,687)	(10,009)
Interest	(666)	(750)	(791)	(813)	(757)	(3,020)	(3,380)
Loss on early extinguishment of debt	—	(340)	—	—	—	(340)	—
Impairment losses	(1,301)	—	(21,955)	—	—	(23,256)	—
Gain (loss) on sales of depreciated real estate properties	3,358	1,299	150	—	(4)	4,807	1,077
Discontinued operations	$3,870	$3,187	$(20,499)	$(901)	$1,441	$(14,343)	$6,055

GAAP revenues from real estate operations from continuing operations	$122,511	$118,788	$114,736	$116,461	$116,558	$472,496	$432,923
Revenues from discontinued operations	4,945	6,341	6,070	5,980	7,155	23,336	28,805
Real estate revenues	$127,456	$125,129	$120,806	$122,441	$123,713	$495,832	$461,728

GAAP property operating expenses from continuing operations	$49,065	$46,580	$43,374	$47,814	$44,735	$186,833	$169,325
Property operating expenses from discontinued operations	1,880	2,132	2,080	3,091	2,284	9,183	10,438
Real estate property operating expenses	$50,945	$48,712	$45,454	$50,905	$47,019	$196,016	$179,763

Depreciation and amortization assoc. with real estate operations from continuing operations	$32,444	$34,801	$30,156	$30,043	$32,678	$127,444	$113,234
Depreciation and amortization from discontinued operations	586	1,231	1,893	2,977	2,669	6,687	10,009
Real estate-related depreciation and amortization	$33,030	$36,032	$32,049	$33,020	$35,347	$134,131	$123,243

Gain on sales of real estate, net, per statements of operations	$4	$—	$16	$2,701	$—	$2,721	$2,829
Add income taxes	—	—	—	—	—	—	11
Gain (loss) on sales of real estate from discontinued operations	3,358	1,299	150	—	(4)	4,807	1,077
Gain (loss) on sales of real estate from continuing and discontinued operations	3,362	1,299	166	2,701	(4)	7,528	3,917
Less: Gain on sales of non-operating properties	—	—	(16)	(2,701)	—	(2,717)	(2,840)
Gain (loss) on sales of operating properties	$3,362	$1,299	$150	$—	$(4)	$4,811	$1,077

Corporate Office Properties Trust

 Supplementary Reconciliations of Non-GAAP Measures (continued)

(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11	12/31/10

Total Assets or Denominator for Debt to Total Assets	$3,867,524	$3,965,392	$3,868,230	$3,865,809	$3,844,517
Accumulated depreciation	559,679	553,306	527,616	526,825	503,032
Accumulated depreciation included in assets held for sale	18,037	6,791	6,791	—	—
Intangible assets on real estate acquisitions, net	89,120	97,954	99,231	106,444	113,735
Assets other than assets included in properties, net and assets held for sale	(397,933)	(423,408)	(393,066)	(397,038)	(399,062)
Non real estate assets included in assets held for sale	(6,523)	(1,946)	(1,617)	—	—
Denominator for Debt to Undepreciated Book Value of Real Estate Assets	$4,129,904	$4,198,089	$4,107,185	$4,102,040	$4,062,222

Impairment losses, per statements of operations	$77,373	$—	$22,650	$27,742	$—	$127,765	$—
Impairment losses on discontinued operations	1,301	—	21,955	—	—	23,256	—
Total impairment losses	$78,674	$—	$44,605	$27,742	$—	$151,021	$—
Less: Impairment losses on previously depreciated operating properties	(39,481)	—	(31,031)	—	—	(70,512)	—
Impairment losses on non-operating properties	$39,193	$—	$13,574	$27,742	$—	$80,509	$—
Less: Income tax benefit from impairment losses on non-operating properties	(4,146)	—	(4,598)	—	—	(8,744)	—
Impairment losses on non-operating properties, net of related tax benefit	$35,047	$—	$8,976	$27,742	$—	$71,765	$—

Interest expense from continuing operations	$24,248	$24,879	$26,039	$26,115	$26,121	$101,281	$98,748
Interest expense from discontinued operations	666	750	791	813	757	3,020	3,380
Total interest expense	$24,914	$25,629	$26,830	$26,928	$26,878	$104,301	$102,128
Less: Amortization of deferred financing costs	(1,506)	(1,629)	(1,702)	(1,759)	(1,696)	(6,596)	(5,871)
Less: Amortization of net debt discounts, net of amounts capitalized	(634)	(1,184)	(1,464)	(1,398)	(1,202)	(4,680)	(4,974)
Denominator for interest coverage	$22,774	$22,816	$23,664	$23,771	$23,980	$93,025	$91,283
Scheduled principal amortization	3,108	3,226	3,623	3,798	3,607	13,755	13,996
Denominator for debt service coverage	$25,882	$26,042	$27,287	$27,569	$27,587	$106,780	$105,279
Scheduled principal amortization	(3,108)	(3,226)	(3,623)	(3,798)	(3,607)	(13,755)	(13,996)
Preferred dividends - redeemable non-convertible	4,026	4,025	4,026	4,025	4,026	16,102	16,102
Preferred distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$26,965	$27,006	$27,855	$27,961	$28,171	$109,787	$108,045

Preferred dividends	$4,026	$4,025	$4,026	$4,025	$4,026	$16,102	$16,102
Preferred distributions	165	165	165	165	165	660	660
Common distributions	1,775	1,781	1,808	1,809	1,816	7,173	7,266
Common dividends	29,693	29,688	29,632	27,704	27,597	116,717	98,510
Total dividends/distributions	$35,659	$35,659	$35,631	$33,703	$33,604	$140,652	$122,538

Common share dividends	$29,693	$29,688	$29,632	$27,704	$27,597	$116,717	$98,510
Common unit distributions	1,775	1,781	1,808	1,809	1,816	7,173	7,266
Dividends and distributions for payout ratios	$31,468	$31,469	$31,440	$29,513	$29,413	$123,890	$105,776

Debt, net	$2,426,303	$2,420,073	$2,299,416	$2,396,795	$2,323,681
Less: Construction in progress on assets held for sale	(12,277)	(22,936)	(22,934)	—	—
Less: Construction in progress	(409,086)	(447,969)	(407,674)	(396,170)	(386,195)
Adjusted debt for adjusted debt to adjusted EBITDA ratio	$2,004,940	$1,949,168	$1,868,808	$2,000,625	$1,937,486

Income (benefit) tax expense from continuing operations	$(4,636)	$(457)	$(5,042)	$(544)	$33	$(10,679)	$108
Income tax expense from gain on other sales of real estate	—	—	—	—	—	—	11
Total income tax expense	$(4,636)	$(457)	$(5,042)	$(544)	$33	$(10,679)	$119

Corporate Office Properties Trust

Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Funds from operations (“FFO” or “FFO per NAREIT”)

Defined as net (loss) income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Basic FFO available to common share and common unit holders (“Basic FFO”)

This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO per share

Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Corporate Office Properties Trust

Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability

Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gain or loss on early extinguishment of debt, impairment losses on non-operating properties, net of associated income tax, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability

Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)

Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, capital improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans

Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Net operating income (“NOI”)

NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

Corporate Office Properties Trust

Definitions

Cash net operating income (“Cash NOI”)

Defined as NOI adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above or below market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees

Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

Payout ratios based on: (1) Diluted FFO, as adjusted for comparability; (2) Diluted AFFO; and (3) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan

These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Corporate Office Properties Trust

Definitions

Dividend Coverage-Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO

These measures divide either Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Debt to Adjusted EBITDA ratio

Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Debt to Adjusted EBITDA ratio

Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Undepreciated Book Value of Real Estate Assets

Defined as the carrying value of our debt divided by total properties, net presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of December 31, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Demand Drivers Categories — Demand opportunity created through:

•                  Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•                  Government — existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information IT.

•                  Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•                  Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Retenanted Space — Space leased to a new tenant after being occupied by a previous tenant.

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2010, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Corporate Office Properties Trust

Definitions

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Pre-Construction — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.